Exhibit 99.1

Hudson Technologies AWARDED DEPARTMENT OF DEFENSE CONTRACT WITH an ESTIMATED maximum value of $400 million pearl river, ny – July 18, 2016 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced that it has been awarded, as prime contractor, a five-year contract including a five-year renewal option, by the United States Defense Logistics Agency (“DLA”) with an estimated maximum value over the term of the agreement of $400 million in sales to the Department of Defense.  The fixed price contract is for the management and supply of refrigerants, compressed gases, cylinders and related items to US Military Commands and Installations, Federal civilian agencies and Foreign Militaries.  Primary users include the US Army, Navy, Air Force, Marine Corps and Coast Guard.

Kevin Zugibe, Chairman and CEO of Hudson Technologies, commented, “This award was two years in the making and represents a transformative win for Hudson. In January of 2015, we executed a strategic acquisition of a West Coast based supplier of refrigerants and compressed gases to expand our presence in the industrial gas sectors. This acquisition provided us with complementary capabilities to subsequently bid on, and ultimately win, this large DoD contract. While the ultimate amount of revenue will depend on order levels, this award solidifies our presence in the refrigerants and industrial gas sectors and we believe will contribute considerable future revenue and earnings growth.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson's proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. Performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies, RefrigerantSide® Services offer significant savings to customers due to their ability to be completed rapidly and at higher purity levels, and can be utilized while the customer's system continues to operate. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, order levels pursuant to the Company’s agreement with DLA, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2015 and other subsequent filings with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com